UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2022

LightJump Acquisition Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39869	85-2402980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2735 Sand Hill Road, Suite 110

Menlo Park, CA 94025

(Address of Principal Executive Offices, including Zip Code)

(650) 515-3930

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which Registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 30, 2022 (the “Closing Date”), LightJump Acquisition Corporation, a Delaware corporation (“LightJump”), Moolec Science Limited, a private limited company incorporated under the laws of England and Wales ( “Moolec UK”), Moolec Science SA, a public limited liability company (société anonyme) governed by the laws of the Grand Duchy of Luxembourg with its registered office at 17, Boulevard F.W. Raiffeisen, L-2411 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Trade and Companies’ Register (Registre de Commerce et des Sociétés, Luxembourg) under number B268440 (“Moolec”), and Moolec Acquisition, Inc., a Delaware corporation (“Merger Sub”), consummated the previously announced business combination (the “Business Combination”), pursuant to the Business Combination Agreement by and among LightJump, Moolec UK, Moolec, and Merger Sub, dated as of June 14, 2022 (as amended and/or restated from time to time, (the “Business Combination Agreement”). Capitalized terms used but not defined herein shall have the respective meanings set forth in the Business Combination Agreement.

Pursuant to the Business Combination Agreement, upon the completion of the Business Combination and the other transactions contemplated by the Business Combination Agreement (the “Closing”), each of the following transactions occurred in the following order: (a) pursuant to the Exchange Agreements, each of Moolec UK’s shareholders has contributed its respective Company Ordinary Shares to Moolec in exchange for Holdco Ordinary Shares to be subscribed for by each such Moolec UK shareholder (such contributions and exchanges of Company Ordinary Shares for Holdco Ordinary Shares, collectively, the “Exchange”), (b) as a result of the Exchange, the Company became a wholly-owned subsidiary of Holdco, (c) each of the Company SAFE Holders received and became holders of issued and outstanding Holdco Ordinary Shares, in accordance with the applicable Company SAFE, (d) Merger Sub merged with and into LightJump, with LightJump surviving such merger and becoming a direct wholly-owned subsidiary of Holdco and all SPAC Common Stock outstanding were converted into the right to receive Holdco Ordinary Shares pursuant to a share capital increase of Holdco, (e) each warrant entitling the holder to purchase one share of SPAC Common Stock (as contemplated under the warrant agreement, by and between LightJump and Continental Stock Transfer & Trust Company (“Continental”) dated as of January 20, 2021 (the “SPAC Warrant Agreement”), as an exercise price of $11.50 per share of SPAC Common Stock (the “SPAC Warrants”)), became warrants of Holdco (the “Holdco Warrants”) exercisable for Holdco Ordinary Shares on substantially the same terms as the SPAC Warrants, (f) Moolec entered into an assignment, assumption and amendment agreement with LightJump and Continental, as warrant agent, to amend and assume LightJump’s obligations under the SPAC Warrant Amendment to give effect to the conversion of SPAC Warrants to Holdco Warrants, and (g) Moolec’s ’s Chief Financial Officer was allotted an aggregate of 232,523 Holdco Ordinary Shares. Capitalized terms used but not defined herein shall have the respective meanings set forth in the Business Combination Agreement.

On January 3, 2023, Moolec issued a press release announcing the consummation of the Business Combination, which is attached hereto as Exhibit 99.1 and incorporated by reference herein.

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Moolec, dated January 3, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LIGHTJUMP ACQUISITION CORPORATION

Date: January 3, 2023	By:	/s/ Gastón Paladini
		Name:	Gastón Paladini
		Title:	President

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